UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2016

Titan Energy, LLC

(Exact name of registrant specified in its charter)

Delaware	001-35317	90-0812516
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: 800-251-0171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 26, 2016, Titan Energy, LLC (the “Company”) adopted the Titan Energy, LLC Amended and Restated Management Incentive Plan (the “MIP”) for the employees, directors and individual consultants of the Company and its affiliates. The MIP increases the maximum number of common shares representing limited liability company interests (“Common Shares”) issuable pursuant to awards from 555,555 to 655,555.

This summary of the MIP does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the MIP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

Also on October 26, 2016, the board of directors of the Company (the “Board”) approved the grant of an aggregate of 123,500 phantom shares under the MIP to certain non-executive employees pursuant to an exemption from the registration requirements under Section 4(a)(2) promulgated under the Securities Act of 1933, as amended. The phantom share awards shall vest in three equal annual installments, beginning on the first anniversary of the date of the grant. Upon vesting, the holder of a phantom share will receive a Common Share or its then-fair market value in cash or other securities or property, as determined by the Board, in its sole discretion at the time of vesting.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Titan Energy, LLC Management Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2016	TITAN ENERGY, LLC

	By:	/s/ Jeffrey M. Slotterback
		Name:	Jeffrey M. Slotterback
		Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Amended and Restated Titan Energy, LLC Management Incentive Plan